                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
   (section mark)240.14a-12
                           CCB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)
                           CCB FINANCIAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fees (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
 4) Proposed maximum aggregate value of transaction:
   *Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1996
     NOTICE is hereby given that the Annual Meeting of Shareholders of CCB Financial Corporation (the "Corporation") will be held as follows:

PLACE:   George Watts Hill Alumni Center, Stadium Drive at Ridge
         Road on the campus of the University of North Carolina at
         Chapel Hill, Chapel Hill, North Carolina
DATE:    Tuesday, April 16, 1996
TIME:    11:00 A.M.

     For your convenience, a map with directions to the George Watts Hill Alumni Center appears on the back outside cover of the accompanying Proxy Statement.
     THE PURPOSES OF THE ANNUAL MEETING ARE:
          1. To elect 19 members of the Board of Directors for one-year terms.
          2. To consider a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent accountants for 1996.
          3. To consider and act on any other matters that may properly come before the Annual Meeting.
     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set as the close of business on February 29, 1996.
     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.
                                             Sincerely,
                                             (Signature of Ernest C. Roessler)
                                             ERNEST C. ROESSLER,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER
March 13, 1996

                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                       DURHAM, NORTH CAROLINA 27702-0931
                                PROXY STATEMENT
                          MAILING DATE: MARCH 13, 1996
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1996
GENERAL
     This Proxy Statement is being distributed in connection with the solicitation by the Board of Directors of CCB Financial Corporation (the "Corporation") of appointments of proxy in the form enclosed herewith for the 1996 Annual Meeting of Shareholders of the Corporation and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 16, 1996, beginning at 11:00 A.M., at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road on the campus of the University of North Carolina at Chapel Hill, Chapel Hill, North Carolina. For your convenience, a map with directions to the George Watts Hill Alumni Center appears on the back outside cover of this Proxy Statement.
     As used in this Proxy Statement, the term "the Bank" refers to the Corporation's North Carolina-chartered commercial bank subsidiary, Central Carolina Bank and Trust Company.
VOTING OF APPOINTMENTS OF PROXIES; REVOCATION
     Persons named in the enclosed appointment of proxy as proxies for shareholders at the Annual Meeting are Leo P. Pylypec, Secretary of the Corporation and the Bank, W. Harold Parker, Jr., Controller of the Corporation and the Bank, and Manuel L. Rojas, General Auditor of the Bank. Shares represented by each appointment of proxy which is properly executed, returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, those shares will be voted "FOR" the election of each of the 19 nominees for director named in Proposal 1 and "FOR" the other proposal described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 becomes unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the Annual Meeting, the proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment.
     A shareholder may revoke an appointment of proxy at any time before the shares represented by it have been voted by filing with Mr. Pylypec an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.
EXPENSES OF SOLICITATION
     The Corporation will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mail, appointments of proxy may be solicited in person or by telephone by officers, directors, or employees of the Corporation and its subsidiaries without additional compensation. The Corporation has engaged Corporate Investor Communications, Inc. to assist in the solicitation of appointments of proxy. The fee for such services will be approximately $3,000, plus reimbursement of reasonable out-of-pocket expenses. The Corporation also will reimburse brokerage houses and other nominees for expenses incurred in forwarding the Corporation's proxy materials to beneficial owners of its voting securities.
RECORD DATE
     The Board of Directors has set February 29, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be entitled to vote at the Annual Meeting.

VOTING SECURITIES
     The voting securities of the Corporation are the shares of its $5.00 par value common stock ("Common Stock"), of which 50,000,000 shares were authorized and 15,053,116 shares were outstanding on the Record Date.
VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL
     At the Annual Meeting, each shareholder will be entitled to cast one vote for each share of Common Stock held of record on the Record Date for each matter submitted for voting and, in the election of directors, for each director to be elected.
     In voting for directors under Proposal 1, the 19 nominees receiving the highest numbers of votes will be elected. In the case of Proposal 2, for such proposal to be approved the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF VOTING SECURITIES
     Set forth below is information regarding the only entity known to management of the Corporation to beneficially own more than 5% of the issued and outstanding shares of Common Stock as of December 31, 1995.

                                                          PERCENTAGE
                                  AMOUNT AND NATURE           OF
      NAME AND ADDRESS           BENEFICIAL OWNERSHIP      CLASS(1)
Central Carolina Bank and               857,039(2)            5.73%
  Trust Company
111 Corcoran Street
Post Office Box 931
Durham, North Carolina
27702-0931

(1) The calculation of the percentage of class beneficially owned is based on the 14,960,716 shares of the Corporation's Common Stock issued and outstanding on December 31, 1995.
(2) Shares beneficially owned by the Bank are held through its Trust Department in various fiduciary capacities. In addition to the shares reflected above, the Bank holds certain other shares in various fiduciary capacities as to which the Bank disclaims beneficial ownership. The aggregate number of shares held by the Bank includes 687,439 shares over which the Bank exercises sole voting power, 129,350 shares over which the Bank has shared voting power, 429,942 shares over which the Bank has sole investment power, and 298,348 shares over which the Bank has shared investment power.
                                       2

     Set forth below is information as of December 31, 1995 regarding the beneficial ownership of Common Stock by the Corporation's current directors, new nominees, its executive officers individually, and by all current directors and executive officers of the Corporation as a group.

                                                              PERCENTAGE
                                   AMOUNT AND NATURE OF           OF
            NAME                 BENEFICIAL OWNERSHIP(1)       CLASS(2)
John M. Barnhardt                           9,266(3)              0.06%
J. Harper Beall, III                       15,136(4)              0.10%
James B. Brame, Jr.                         2,690                 0.02%
Timothy B. Burnett                          1,410                 0.01%
W. L. Burns, Jr.                          138,030(5)              0.92%
Edward S. Holmes                            4,320(6)              0.03%
Bonnie McElveen-Hunter                New Nominee(7)                 *
David B. Jordan                            47,615(8)              0.32%
Owen G. Kenan                               3,730(9)              0.02%
Eugene J. McDonald                          2,011(10)             0.01%
Hamilton W. McKay, Jr., M.D.                4,998(11)             0.03%
George J. Morrow                      New Nominee(7)                 *
Eric B. Munson                                545                    *
Ernest C. Roessler                         17,246(12)             0.12%
J. G. Rutledge, III                        25,363(13)             0.17%
Miles J. Smith, Jr.                        67,395(14)             0.45%
Jimmy K. Stegall                           29,083(15)             0.19%
H. Allen Tate, Jr.                         10,616(16)             0.07%
James L. Williamson                         4,044(17)             0.03%
Dr. Phail Wynn, Jr.                           768                 0.01%
J. Scott Edwards                           20,982(18)             0.14%
Richard L. Furr                            18,252(19)             0.12%
All current directors and                 423,500(20)             2.83%
  executive officers as a
  group (20 persons)

 (1) Except as otherwise noted, each individual exercises sole voting and investment power with respect to all shares shown as beneficially owned.
 (2) An asterisk (*) indicates less than .01%. The calculations of the percentage of class beneficially owned by each individual and the group as a whole are based, in each case, on the 14,960,716 shares of Common Stock issued and outstanding at December 31, 1995 plus the number of shares capable of being issued to that individual (if any) and to the group, respectively, as a whole within 60 days upon the exercise of stock options held by each of them (if any) and by the group, respectively.
 (3) Includes 976 shares held by a company Mr. Barnhardt controls and 2,471 shares with respect to which he exercises shared voting and investment power.
 (4) Includes 2,880 shares with respect to which Mr. Beall exercises sole voting power only and 4,321 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
 (5) Includes 34,884 shares with respect to which Mr. Burns exercises shared voting and investment power and 7,030 shares with respect to which he exercises sole voting power only.
 (6) Does not include 21,648 shares held by Mr. Holmes' spouse and with respect to which he disclaims any beneficial ownership.
 (7) Upon election each new nominee will acquire at least a number of shares of the Corporation's Common Stock to qualify as a director of the Bank under North Carolina law.
 (8) Includes 37,750 shares which Mr. Jordan could purchase under a presently exercisable option and as to which he is considered to have sole investment power only and 2,240 shares with respect to which he exercises shared voting and investment power.
                                       3

 (9) Includes 3,530 shares with respect to which Mr. Kenan exercises shared voting and investment power.
(10) Includes 1,902 shares with respect to which Mr. McDonald exercises shared voting and investment power.
(11) Does not include 1,256 shares held by Dr. McKay's spouse and son and with respect to which he disclaims any beneficial ownership.
(12) Includes 4,320 shares with respect to which Mr. Roessler exercises sole voting power only, 3,247 shares with respect to which he exercises shared voting and investment power, and 1,357 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(13) Includes 12,509 shares with respect to which Mr. Rutledge exercises shared voting and investment power.
(14) Includes 4,813 shares with respect to which Mr. Smith exercises shared voting and investment power.
(15) Includes 4,238 shares with respect to which Mr. Stegall exercises shared voting and investment power.
(16) Includes 108 shares with respect to which Mr. Tate exercises shared voting and investment power. Does not include a total of 8,068 shares held by or for Mr. Tate's spouse, mother and children and with respect to which he disclaims any beneficial ownership.
(17) Includes 3,543 shares which Mr. Williamson could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(18) Includes 4,282 shares with respect to which Mr. Edwards exercises sole voting power only, 262 shares with respect to which Mr. Edwards exercises shared voting and investment power and 1,193 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(19) Includes 4,282 shares with respect to which Mr. Furr exercises sole voting power only, 4,085 shares with respect to which Mr. Furr exercises shared voting and investment power and 1,193 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.
(20) Includes an aggregate of 276,083 shares with respect to which current directors and Named Executive Officers (as hereinafter defined) exercise sole voting and investment power, 75,265 shares with respect to which they have shared voting and investment power, and 22,794 shares with respect to which they have sole voting power only and 49,358 shares which such persons could purchase under presently exercisable options and as to which they have sole investment power only.
REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP
     Directors, executive officers, and certain principal shareholders of the Corporation are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of Common Stock. During 1995, a company beneficially owned by director, John M. Barnhardt, sold 400 shares of Common Stock; Hamilton W. McKay, M.D., director, acquired 750 shares of Common Stock; and the minor children of Richard L. Furr, Executive Vice President of the Corporation and the Bank, acquired 2,000 shares of Common Stock for which the required reports were not filed by the due date. The required reports have now been filed to reflect those shares.
                   PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS
     On March 16, 1995, the shareholders of the Corporation adopted an amendment to the Corporation's bylaws that authorizes the Board of Directors to fix the number of directors from time to time within a specified range of not less than five nor more than 30. Pursuant to that amendment, the Board of Directors has fixed the number of directors to be elected at the 1996 Annual Meeting at 19. The Board of Directors has nominated the 19 persons listed on the following table for election as directors for terms of one year or until their respective successors are duly elected and qualified.
                                       4

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE 19 NOMINEES NAMED BELOW.

                                                         PRINCIPAL OCCUPATION
NAME AND AGE                                           AND OTHER DIRECTORSHIPS
John M. Barnhardt              President, Treasurer and Chairman of the Board, Barnhardt
         (59)                    & Walker, Inc. (advertising and public relations)
J. Harper Beall, III           President, Fairfield Chair Company (furniture manufacturer)
         (54)
James B. Brame, Jr.(2)         President, Brame Specialty Co., Inc. (paper products, office supplies
         (50)                    and equipment)
Timothy B. Burnett             President, Bessemer Improvement Company (industrial and commercial real
         (55)                    estate development); Trustee, Alexander Hamilton Insurance Trust
W. L. Burns, Jr.(3)            Chairman of the Board of the Corporation and the Bank
         (68)
Edward S. Holmes               Partner, Holmes & McLaurin (attorneys)
         (66)
David B. Jordan                Vice Chairman of the Corporation and the Bank
         (59)
Owen G. Kenan                  President, Kenan Enterprises, Inc. (commercial real estate holding
         (52)                    company), Kenan Oil Co., Inc. (petroleum products), Kenan
                                 Developments, Inc. (commercial real estate developer); also serves as
                                 Director, Kenan Transport Co., Inc. (bulk products hauler), Vice
                                 Chairman, Flagler Systems, Inc. (hotel and property management), and
                                 Chairman, Kenan Global Enterprises, LLC (international investments)
Eugene J. McDonald             President, Duke Management Company (asset management company affiliated
         (63)                    with Duke University); Executive Vice President, Duke University;
                                 Director, Key Funds, Inc.; and Director, Flag Group of Mutual Funds
Bonnie McElveen-Hunter         President and Chief Executive Officer, Pace Communications, Inc.
         (45)                    (strategic planning and new business acquisition)
Hamilton W. McKay, Jr., M.D.   Physician, Carolina Asthma & Allergy Center, P.A.
         (66)
George J. Morrow               Group Vice President, Glaxo Wellcome, Inc. (pharmaceuticals)
         (44)
Eric B. Munson                 Executive Director, University of North Carolina Hospitals
         (53)
Ernest C. Roessler             Vice Chairman, President and Chief Executive Officer of the Corporation
         (54)                    and the Bank
Miles J. Smith, Jr.            Chairman of the Board, Hand Held Products, Inc. (portable data analysis
         (68)                    and storage systems manufacturer)
Jimmy K. Stegall               President, Service Oil of Monroe, Inc. (petroleum marketer and real
         (65)                    estate development)
H. Allen Tate, Jr.(4)          President, Allen Tate Company, Inc. (residential real estate broker)
         (64)
James L. Williamson            Retired since 1990, previously Partner, KPMG Peat Marwick LLP (certified
         (63)                    public accountants)
Dr. Phail Wynn, Jr.            President, Durham Technical Community College
         (48)
NAME AND AGE                        DIRECTOR SINCE(1)
John M. Barnhardt                         1995
         (59)
J. Harper Beall, III                      1994
         (54)
James B. Brame, Jr.(2)                    1993
         (50)
Timothy B. Burnett                        1994
         (55)
W. L. Burns, Jr.(3)                       1972
         (68)
Edward S. Holmes                          1973
         (66)
David B. Jordan                           1995
         (59)
Owen G. Kenan                             1981
         (52)
Eugene J. McDonald                        1985
         (63)
Bonnie McElveen-Hunter                 new nominee
         (45)
Hamilton W. McKay, Jr., M.D.              1990
         (66)
George J. Morrow                       new nominee
         (44)
Eric B. Munson                            1985
         (53)
Ernest C. Roessler                        1993
         (54)
Miles J. Smith, Jr.                       1995
         (68)
Jimmy K. Stegall                          1995
         (65)
H. Allen Tate, Jr.(4)                     1989
         (64)
James L. Williamson                       1995
         (63)
Dr. Phail Wynn, Jr.                       1992
         (48)

(1) Refers to the year in which a person first was elected a director of the Corporation or, if prior to its organization in 1983, the year in which such person first was elected a director of the Bank.
(2) During 1995, the Bank purchased office supplies and other products from Brame Specialty Co., Inc. in an aggregate amount of $497,558.
                                       5

(3) Mr. Burns retired from his positions as President and Chief Executive Officer of the Corporation and the Bank effective April 6, 1993. Mr. Burns serves as a part-time government relations, marketing and acquisitions consultant to the Corporation at an annual fee of $60,000.
(4) Mr. Tate is involved, either individually or through his company, as a principal shareholder, officer, director, or partner in numerous other firms engaged in the development or sale of real estate, residential construction, and real estate investments.
DIRECTORS' COMPENSATION
     During 1995 each director of the Corporation, other than directors who were also officers of the Corporation or the Bank, received a retainer of $7,500. If the director was a non-officer member of the Executive Committee, he received an additional retainer of $7,500. Directors who also were officers of the Corporation or the Bank did not receive retainers. Directors received a fee of $750 for each meeting of the Board of Directors attended and $600 for attendance at each meeting of a committee of the Board of Directors, including the Executive Committee. If the director also served as chairman of the committee, he received an additional fee of $250 for attendance at each committee meeting.
     For 1996, the standard director's annual retainer and the Executive Committee annual retainer will remain at $7,500 and meeting attendance fees will remain at $750 per meeting. The attendance fee for committee meetings will be increased to $750. The supplemental fee for serving as chairman of a committee will remain at $250 per meeting.
     In order to increase stock ownership of directors in the Corporation, in 1995 the directors were given the option of receiving fees in an amount equal to 120% of the fees to which they were entitled provided they utilized such amount to purchase shares of the Corporation's Common Stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan. Alternatively, the fees may be deferred under a Deferred Compensation Plan that invests solely in the Common Stock of the Corporation. Total directors' fees payable for 1995 were $333,455, of which $249,495 was paid to directors and $83,960 was deferred.
BOARD OF DIRECTORS' MEETINGS AND COMMITTEES
     The Board of Directors held four regular meetings during 1995. All incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and its committees on which they served during 1995.
     The Board of Directors has several standing committees, including an Audit Committee, a Nominating Committee, and a Compensation Committee. The voting members of these committees are appointed by the Board of Directors annually from among its members. Additionally, certain officers of the Corporation and the Bank are appointed to serve as non-voting, advisory members of each committee.
     The current members of the Audit Committee are Mr. Burnett, who serves as Chairman, and Messrs. Beall, Brame, Burns, Williamson, and Dr. Wynn. Officers currently serving as non-voting, advisory members are Messrs. Rojas, Parker, J. Scott Edwards, Executive Vice President of the Corporation and the Bank, and B.
W. Harris, Jr., retired Comptroller of the Bank. The primary functions of the Audit Committee are to provide additional assurance regarding the integrity of financial information used by the Board of Directors and distributed to the public by the Corporation and to oversee and monitor the activities of the Corporation's internal and external audit processes. The committee met five times during 1995.
     The current members of the Nominating Committee are Mr. Holmes, who serves as Chairman, Messrs. Burns,
Rutledge, Stegall, and Dr. McKay. Messrs. Pylypec and Roessler currently serve as non-voting, advisory members. The primary function of the Nominating Committee is to recommend candidates to the Board of Directors for selection as nominees for election as directors. In making its recommendations for the 1997 Annual Meeting, the Nominating Committee will consider nominee candidates recommended by shareholders if their names are submitted in writing to Mr. Pylypec by November 15, 1996. The committee has met once since the 1995 Annual Meeting.
     The Compensation Committee administers the Corporation's compensation program and has responsibility for matters involving the compensation of executive officers of the Corporation and the Bank. With respect to salaries, however, the Compensation Committee only establishes salary ranges for executive officers while the Executive Committee sets actual salaries within those ranges. All actions of the Compensation Committee are subject to review by the full Board of Directors. The membership of the Compensation Committee, which met four times during 1995, is described below.
                                       6

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Munson, who serves as Chairman, and Messrs. Barnhardt, Burns and McDonald, with Messrs. Roessler and J. Kent Fawcett, Senior Vice President and Personnel Director of the Corporation and the Bank, serving as non-voting, advisory members.
     The current members of the Executive Committee are Mr. Roessler, who serves as Chairman, and Messrs. Burns, Holmes, Jordan, McDonald, Munson and Dr. Wynn with Mr. Edwards and Mr. Furr serving as non-voting, advisory members. COMPENSATION COMMITTEE REPORT
     GENERAL. It is the policy of the Compensation Committee to provide a fully competitive, performance-based compensation program such as will enable the Corporation to attract, motivate, and retain qualified executive officers. During 1995, the Corporation's executive compensation program provided for (a) annual compensation consisting of base salaries combined with cash incentive bonuses based on the Corporation's financial performance and (b) long-term compensation consisting of periodic stock option awards combined with incentive compensation based on the Corporation's financial performance. The Corporation also provided certain other compensation plans customary for companies of comparable size. The annual and long-term compensation programs were intended to be competitive with median levels of incentive compensation paid by the Corporation's competitors and were developed based on recommendations of The Wyatt Company ("Wyatt"), an independent compensation consulting firm.
     The Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to limit the deductibility of annual compensation in excess of $1,000,000 paid by public corporations to certain executive officers. As the Corporation presently does not compensate any officer in an amount approaching $1,000,000 per year, the Compensation Committee has not adopted a policy with respect to Section 162(m).
     The following is a discussion of each element of the compensation program for 1995 with respect to the Corporation's executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers"), including Mr. Roessler.
     ANNUAL COMPENSATION PROGRAM. The 1995 base salary for Mr. Roessler was set on an objective basis by the Executive Committee using specific performance criteria within a range determined by the Compensation Committee to be competitive with the base salaries paid to chief executive officers of bank holding companies of comparable asset size. The Compensation Committee obtained from Wyatt, a report listing the base salaries of the chief executive officers of approximately 80 unnamed bank holding companies ranging in size from $500 million to $10 billion in total assets. A graphic summary of this information was prepared to correlate reported base salaries and asset sizes. The correlated average for a bank holding company having total assets equal in amount to the Corporation's formed the midpoint of the salary range determined by the Compensation Committee. The 1995 salary set by the Executive Committee for Mr. Roessler was slightly higher than the minimum of such range.
     The 1995 salaries of the other Named Executive Officers except Mr. Jordan (see "Change in Control and Employment Agreements") were set during February 1995, within ranges approved by the Compensation Committee, by the Executive Committee based on its evaluation of the performance and levels of responsibility of each officer and their contribution to the Corporation's financial performance, measured in terms of its return on assets and return on equity, for the prior fiscal year. The salary ranges for Mr. Edwards and Mr. Furr were set by the Compensation Committee based on its evaluation of the level of demands and responsibility required by each executive position and by the levels of compensation paid by financial institutions of comparable size for similar positions. This comparative analysis was based upon information obtained from Wyatt regarding salaries paid to executive officers of bank holding companies of comparable asset size, expressed in terms of the ratio of such salaries to the salaries of their respective chief executive officers.
     The cash incentive bonuses paid for 1995 to Mr. Roessler and to each of the other Named Executive Officers were determined under the terms of the Management Performance Incentive Plan (the "Incentive Plan") based on the Corporation's 1995 financial performance, measured in terms of the Corporation's return on assets, return on equity, earnings per share, and efficiency ratio. The Incentive Plan uses a "target bonus" approach to determine the size of each eligible employee's bonus. A participant's base salary and salary grade as of the first day of the fiscal year is used to determine such participant's target bonus. During 1995, individual target bonuses, as a percentage of annual base salary, ranged from a low of four percent to a high of 25 percent. The overall bonus fund is the sum of the target bonuses of all participants. Actual bonus amounts for participants in the Incentive Plan may be higher or lower than their target bonus amounts and
                                       7
are based upon a comparison of the Corporation's actual performance to the designated performance measures. The maximum bonus for any participant generally may not exceed 150% of his or her target bonus. Additionally, the Corporation's total net income for the fiscal year must exceed a minimum threshold amount in order for any bonuses to be paid under the Incentive Plan. Payment of bonuses under the Incentive Plan are made annually within 75 days of the end of the fiscal year, subject to approval by the Executive Committee. For the year ended December 31, 1995, the Corporation exceeded the designated performance measures by a weighted average of 150% and surpassed the applicable minimum net income threshold. Consequently, the actual bonuses received by Mr. Roessler and by each of the other Named Executive Officers for 1995 were equal to 150% of their respective target bonuses.
     Other forms of annual compensation listed in the Summary Compensation Table below for 1995 include the Corporation's matching contributions (the "Matching Contributions") to the account of each Named Executive Officer under the Corporation's Section 401(k) Retirement Savings Plan (the "401(k) Plan") and the portion of the Corporation's special discretionary contribution to the 401(k) Plan (the "Discretionary Contribution") allocated to the account of each Named Executive Officer. The Matching Contributions for Mr. Roessler and the other Named Executive Officers were based on a formula contained in the terms of the 401(k) Plan and were not related to the Corporation's or the individual officer's performance for the year. The total amount of the Discretionary Contribution generally was based upon the Corporation's financial performance for 1995, measured in terms of earnings per share, net income, return on assets, and return on equity, although there was no specific formula or other mechanism by which the amount was determined. The portion of the Discretionary Contribution allocated to the accounts of Mr. Roessler and the other Named Executive Officers was based upon a formula contained in the terms of the 401(k) Plan.
     LONG-TERM COMPENSATION PROGRAM. To enable the Corporation to attract, retain, and motivate key employees and directors, the Board of Directors adopted the Long-Term Incentive Plan (the "LTIP"). The LTIP was approved by the shareholders of the Corporation at their 1994 Annual Meeting and has a ten-year term. The objective of the LTIP is to provide the Board of Directors with the means to reward achievement of long-term goals in a manner more flexible than that provided by the Corporation's previous long-term incentive compensation arrangements. Under the LTIP, restricted stock, stock options, and performance units (payable in cash, restricted stock, or unrestricted stock) may periodically be granted in various combinations to key officers and directors. The LTIP is administered by the Compensation Committee. It presently is the intention of the Compensation Committee to make awards only to key officers under the LTIP. Each officer receiving an award under the LTIP must enter into a written agreement with the Corporation setting forth the restrictions, terms, and conditions of that particular award.
     During 1995, Mr. Roessler and each of the other Named Executive Officers received awards under the LTIP in the form of incentive stock options ("ISOs") and performance units ("Units"). The ISOs awarded in 1995 have an exercise price of $36.625 per share, vest over a three-year period, and have a term of ten years. The Units awarded in 1995 have a designated value of $100 each and will vest only if the Corporation meets or exceeds a specified average return on equity and return on assets over a three-year period ending on December 31, 1997. The vesting of Units also is subject to the Corporation's achievement of a minimum level of shareholder return over the three-year performance period. If the targeted performance goals are met, payment in settlement of earned Units will be made as soon as practical following the conclusion of the performance period in cash, shares of restricted Common Stock, or shares of unrestricted Common Stock. The number of ISOs and Units awarded to Mr. Roessler and to each of the other Named Executive Officers was based in each case upon a specified percentage of their current base salary.
COMPENSATION COMMITTEE AT DECEMBER 31, 1995:
    ERIC B. MUNSON, CHAIRMAN
    JOHN M. BARNHARDT
    W. L. BURNS, JR.
    EUGENE J. MCDONALD, JR.
    ERNEST C. ROESSLER*
    J. KENT FAWCETT*
EXECUTIVE COMMITTEE AT
DECEMBER 31, 1995:
    ERNEST C. ROESSLER, CHAIRMAN
    W. L. BURNS, JR.
    EDWARD S. HOLMES
    DAVID B. JORDAN
    EUGENE J. MCDONALD
    ERIC B. MUNSON
    PHAIL WYNN, JR.
    J. SCOTT EDWARDS*
    RICHARD L. FURR*
* Denotes a non-voting, advisory member of the committee.
                                       8

EXECUTIVE COMPENSATION
     The following table shows for 1995, 1994, and 1993, the cash and certain other compensation paid to or received or deferred by the Named Executive Officers, including the Chief Executive Officer, in all capacities in which they served.
                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                         ANNUAL COMPENSATION                     AWARDS
                                                                          OTHER         RESTRICTED      SECURITIES    PAYOUTS
                NAME AND                                                  ANNUAL          STOCK         UNDERLYING      LTIP
                PRINCIPAL                          SALARY     BONUS    COMPENSATION       AWARDS       OPTIONS/SARS   PAYOUTS
                POSITION                   YEAR    ($)(1)    ($)(2)        ($)            ($)(3)           (#)          ($)
Ernest C. Roessler                         1995    347,707   142,500          --           --              6,140         --
  Vice Chairman, President and Chief       1994    283,250    88,550      --               --              6,160        60,949
  Executive Officer of the Corporation     1993    241,323    62,986          --             53,438       --             --
  and the Bank
David B. Jordan (5)                        1995    208,995    65,292          --           --             --             --
  Vice Chairman of the Corporation         1994    193,836     --             --           --             --             --
  and the Bank                             1993    174,257   141,995          --           --             --             --
J. Scott Edwards                           1995    230,377    80,040          --           --              3,470         --
  Executive Vice President of the          1994    206,000    54,096      --               --              3,580        60,949
  Corporation and the Bank                 1993    184,608    38,841      --                 53,438       --             --
Richard L. Furr                            1995    233,467    81,075          --           --              3,520         --
  Executive Vice President of the          1994    206,000    54,096      --               --              3,580        60,949
  Corporation and the Bank                 1993    184,608    38,841      --                 53,438       --             --

                                               ALL
                NAME AND                      OTHER
                PRINCIPAL                  COMPENSATION
                POSITION                      ($)(4)
Ernest C. Roessler                             20,012
  Vice Chairman, President and Chief           16,017
  Executive Officer of the Corporation         11,692
  and the Bank
David B. Jordan (5)                            23,268
  Vice Chairman of the Corporation              6,430
  and the Bank                                 23,749
J. Scott Edwards                               12,844
  Executive Vice President of the              11,318
  Corporation and the Bank                      9,173
Richard L. Furr                                13,001
  Executive Vice President of the              11,318
  Corporation and the Bank                      9,173

(1) Consists of salary payable to each Named Executive Officer, including portions of salary deferred at the election of each officer.
(2) Consists entirely of cash bonuses paid to the Named Executive Officers under the Incentive Plan. See "Compensation Committee Report."
(3) Reflects the market value, on the date of award, of shares of Common Stock awarded under a restricted stock plan. During 1993, Messrs. Roessler, Edwards, and Furr were each awarded 1,500 shares of restricted stock subject to a three-year vesting period. At December 31, 1995, the Named Executive Officers held outstanding awards which remained subject to restrictions and which included the following aggregate numbers and market values of shares:
    Mr. Roessler -- 4,320 shares valued at $239,760; Mr. Edwards -- 4,282 shares valued at $237,651; Mr. Furr -- 4,282 shares valued at $237,651. Holders of shares included in these awards are eligible to receive dividends paid by the Corporation on its Common Stock.
(4) The amount listed for each Named Executive Officer for 1995 includes (i) the Bank's matching contributions on behalf of that executive officer to the 401(k) Plan and (ii) the portion of the Discretionary Contribution to the 401(k) Plan which was allocated to the account of the Named Executive Officer. Those separate amounts for each Named Executive Officer are, respectively: Mr. Roessler -- $10,400 and $9,612; Mr. Jordan -- $6,211 and $4,572; Mr. Edwards -- $6,710 and $6,134; Mr. Furr -- $6,800 and $6,201.
    Also includes premiums in the amount of $12,485 paid by the Corporation with respect to term life insurance for the benefit of Mr. Jordan.
(5) On May 19, 1995, the Corporation acquired Security Capital Bancorp ("Security Capital") and its wholly-owned subsidiaries. Amounts paid to Mr. Jordan prior to such date were paid to him by Security Capital in his capacity as Vice Chairman and Chief Executive Officer of Security Capital.
                                       9

     The following table sets forth information with regard to grants of ISOs during the fiscal year ended December 31, 1995. All such grants were made under the LTIP.
                             OPTION GRANTS IN 1995

                                   INDIVIDUAL GRANTS
                          NUMBER                                                             POTENTIAL REALIZABLE
                       OF SECURITIES     PERCENT OF TOTAL                                      VALUE AT ASSUMED
                        UNDERLYING        OPTIONS GRANTED                                    ANNUAL RATES OF STOCK
                          OPTIONS         TO EMPLOYEES IN      EXERCISE OR                    PRICE APPRECIATION
                          GRANTED              1995            BASE PRICE      EXPIRATION       FOR OPTION TERM
NAME                      (#)(1)                (#)              ($/SH.)         DATE         5%($)        10%($)
Ernest C. Roessler         6,140                11.1              36.625       3/20/2005      141,424      358,397
David B. Jordan           --                 --                   --              --            --           --
J. Scott Edwards           3,470                 6.3              36.625       3/20/2005       79,925      202,547
Richard L. Furr            3,520                 6.3              36.625       3/20/2005       81,077      205,465

(1) Each option granted in 1995 will be eligible for treatment as an "incentive stock option" under the Code if certain holding period and other requirements are met and will vest in equal annual installments over a three-year period beginning in 1995.
     The following table sets forth information with regard to option exercises during the fiscal year ended December 31, 1995.
                      AGGREGATED OPTION EXERCISES IN 1995
                     AND OPTION VALUES AT DECEMBER 31, 1995

                                                                                                          VALUE OF
                                                                                                         UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                                             NUMBER OF SECURITIES        OPTIONS AT
                                                                                  UNDERLYING              DECEMBER
                                                                            UNEXERCISED OPTIONS AT        31, 1995
                                      SHARES ACQUIRED       VALUE           DECEMBER 31, 1995 (#)          ($) (1)
NAME                                  ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
Ernest C. Roessler                         2,750            51,936           1,357          8,193            29,854
David B. Jordan                           --                --              37,750         --             1,629,220
J. Scott Edwards                           1,194            19,701           1,193          4,663            26,246
Richard L. Furr                            1,194            21,492           1,193          4,713            26,246

NAME                                 UNEXERCISABLE
Ernest C. Roessler                      161,059
David B. Jordan                          --
J. Scott Edwards                         91,742
Richard L. Furr                          92,686

(1) Closing price of the Corporation's Common Stock at December 31, 1995 was $55.50.
     The following table sets forth information with regard to Units granted during 1995. All Units were granted under the LTIP. Each Unit has a designated value of $100 and will vest only if the Corporation meets or exceeds a targeted average return on equity and return on assets over a three-year period beginning January 1, 1995 and ending December 31, 1997.
                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1995

                                                       PERFORMANCE      ESTIMATED FUTURE
                                                        OR OTHER         PAYOUTS UNDER
                                                         PERIOD            NON-STOCK
                                   NUMBER OF SHARES       UNTIL        PRICE-BASED PLANS
                                    UNITS OR OTHER    MATURATION OR   TARGET     MAXIMUM
NAME                                  RIGHTS (#)         PAYOUT        ($)         ($)
Ernest C. Roessler                        750            1995-97      75,000     150,000
David B. Jordan                        --                 --            --        --
J. Scott Edwards                          420            1995-97      42,000      84,000
Richard L. Furr                           430            1995-97      43,000      86,000

PENSION PLAN
     The Corporation maintains a qualified, defined benefit pension plan (the "Pension Plan") in which substantially all full-time employees of the Corporation and its subsidiaries who have been continuously employed for a period of 12 months participate. The following table shows the estimated annual benefit payable under the Pension Plan to participants following retirement at age 65, which is the "normal retirement age" under the Pension Plan, based on various specified numbers of years of service with the Corporation and its subsidiaries and various levels of compensation covered under the Pension Plan.

                       FINAL                                                     YEARS OF SERVICE
                AVERAGE COMPENSATION                   15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
     $100,000.......................................   $ 21,825    $ 29,100    $ 36,375    $ 43,650    $ 50,925    $ 58,200
      150,000.......................................     33,075      44,100      55,125      66,150      77,175      88,200
      200,000.......................................     44,325      59,100      73,875      88,650     103,425     118,200
      250,000.......................................     55,575      74,100      92,625     111,150     120,000     120,000
      300,000.......................................     66,825      89,100     111,375     120,000     120,000     120,000
      350,000.......................................     78,075     104,100     120,000     120,000     120,000     120,000
      400,000.......................................     89,325     119,100     120,000     120,000     120,000     120,000
      450,000.......................................    100,575     120,000     120,000     120,000     120,000     120,000

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Compensation covered by the Pension Plan each year is a participant's base salary as reflected on the Summary Compensation Table set forth above. At his or her retirement, a participant's annual benefit under the Pension Plan is based on his or her average base salary for any five consecutive plan years during the last ten years preceding normal retirement age ("Final Average Compensation"). However, under tax laws in effect at December 31, 1995, the amount of a participant's annual compensation taken into account for benefit calculation purposes under the Pension Plan may not exceed $150,000, and maximum annual benefits payable under the Pension Plan are $120,000. As of December 31, 1995, the Final Average Compensation and years of service of each of the Named Executive Officers would have been: Mr.
Roessler -- $231,489 and 7 years; Mr. Jordan -- $183,203 and 36 years; Mr. Edwards -- $179,586 and 27 years; Mr. Furr -- $180,280 and 24 years.
     As described above, tax laws place limits on the amount of compensation that may be taken into account for benefit calculation purposes under the Pension Plan and in the maximum amount of benefits payable under the Pension Plan. The Corporation has adopted a supplemental retirement plan which operates in conjunction with the Pension Plan and under which a retiree will receive annual benefits in an amount equal to the difference, if any, between his actual annual benefit under the Pension Plan and the amount he would receive under the Pension Plan in the absence of the above limitations. At December 31, 1995, Messrs. Roessler, Jordan, Edwards, and Furr would have qualified for annual benefits at normal retirement under the supplemental plan in the amounts of $6,755, $14,269, $10,017, and $9,120, respectively.
CHANGE IN CONTROL AND EMPLOYMENT ARRANGEMENTS
     In 1995 the Corporation entered into Change of Control Agreements with Messrs. Roessler, Edwards and Furr that provide that, if within two years following a "change of control" of the Corporation the named officer's employment is terminated for other than "cause" or another terminating event occurs, then the named officer is entitled to receive an amount equal to 299% of his compensation and acceleration of vesting of certain employee benefits. The initial term of each agreement is two years with automatic one year extensions on each anniversary unless action is taken by the Corporation's Board of Directors to terminate such automatic extensions. "Change of Control" is defined as ownership of 25% or more of any class of voting securities of the Corporation; a merger whereby the Corporation is not the surviving corporation; or a sale of all or substantially all of the assets of the Corporation. Other terminating events include non-assumption of the obligations under the agreements or, if within 24 months of a change of control, the officer's executive position, duties, responsibilities or reporting responsibilities in effect at the time are eliminated, diminished, lessened or diluted, the officer's base salary is reduced, existing fringe benefits are diminished or the officer is transferred to a job location more than 50 miles from his principal work location.
     In connection with its acquisition of Security Capital in May 1995, the Corporation assumed all rights and obligations of Security Capital. These rights and obligations include an Employment Agreement (the "Agreement") with David B. Jordan providing for Mr. Jordan to serve as Vice Chairman of the Corporation and the Bank, to be elected to the Board of
                                       11

Directors of both the Corporation and the Bank and to be recommended for re-election to the Board on an annual basis until March 15, 2001. On such date, the Agreement terminates. The Agreement requires a base compensation equal to his total annualized base salary from Security Capital and its subsidiaries in effect immediately prior to the acquisition as well as participation in all fringe benefit plans for key employees of the Corporation presently in effect or that may be made available in the future. At any time after Mr. Jordan reaches his 60th birthday, he may elect to reduce his duties and responsibilities with a reduction in his base salary to $150,000 upon the next anniversary of the date of the Agreement. Upon making such election, his participation in certain key employee incentive plans will terminate. The Agreement also provides for the payment of an amount equal to 299% of Mr. Jordan's then applicable base salary upon certain events occurring after a change of control of the Corporation defined as: a merger after which shareholders of the Corporation's voting securities outstanding immediately prior to such event receive or retain less than 50% of the voting securities of the survivor by merger; any person acquires more than 20% of the Corporation; 50% of the Bank's securities is owned by a person or entity other than the Corporation; or the sale of more than 50% of the assets of either the Corporation or the Bank.
     The Corporation's Restricted Stock Plan and Performance Unit Plan, both of which terminated on December 31, 1993 except to the extent such plans continue to govern awards which have not yet vested, generally provide that outstanding awards of restricted stock and performance units will become vested on the date of any business combination to which the Corporation is a party but is not the surviving corporation, or on the date of certain other changes in control of the Corporation. Also, the Performance Unit Plan provides that, upon the termination of a plan participant's employment following his death, disability, or retirement, or in the event his employment is involuntarily terminated under circumstances determined by the Corporation to have been without his fault, the participant shall be entitled to payment of a portion of the value, if any, of his outstanding award of performance units based on the time elapsed since the date of such award. Under the Restricted Stock Plan, upon any such termination of a participant's employment, the Compensation Committee has the discretion to waive remaining restrictions on all or any part of the participant's outstanding award of restricted stock.
     Under the provisions of the LTIP, if a change in control of the Corporation occurs (a) all stock options granted thereunder then unexercised and outstanding will become fully exercisable, (b) all restrictions applicable to all shares of restricted stock granted thereunder then outstanding will be deemed lapsed and satisfied, and (c) all performance units granted thereunder will be deemed to have been fully earned as of the date thereof subject to the limitation that such stock options, shares of restricted stock, and performance units have been granted and outstanding for more than six months as of the date of such change in control. If (a) a participant's employment is terminated by the Corporation or any of its subsidiary corporations prior to a change in control without cause at the request of a person who has entered into an agreement with the Corporation the consummation of which will constitute a change in control or (b) the participant terminates his or her employment with the Corporation or any of its subsidiary corporations prior to a change in control of the Corporation and the circumstance or event which causes such termination occurs at the request of such person, then a change in control will be deemed to have occurred immediately prior to such participant's termination of employment. If the making of any payment or payments under the LTIP would (a) subject the participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto or (b) result in the Corporation's loss of a deduction from federal taxable income for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an "Adverse Tax Consequence"), then, unless otherwise expressly provided in the underlying award agreement, the payments attributable to the LTIP that are "parachute payments" within the meaning of Section 280G of the Code will be reduced, as determined by the Compensation Committee in its sole discretion, but after consultation with the participant affected, to the extent necessary to avoid any Adverse Tax Consequence.
                                       12

PERFORMANCE GRAPH
     The following line graph illustrates the cumulative total shareholder return on the Corporation's Common Stock over the five-year period ended December 31, 1995 and the cumulative total return over the same period of the indexes listed below. The graph assumes $100 originally invested on December 31, 1990 and that all subsequent dividends were reinvested in additional shares.
                           CCB FINANCIAL CORPORATION
             COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN (1)
                          YEARS ENDED DECEMBER 31 (2)

(The Performance Graph appears here. The plot points are listed in the table below:)

                                                                              1990     1991     1992     1993     1994     1995
CCB Financial Corporation                                                     100.0    169.0    218.1    210.8    228.1    376.4
Nasdaq Stock Market (U.S. Companies)                                          100.0    160.6    186.9    214.5    209.7    296.3
Nasdaq Stock Market (Bank Stocks)                                             100.0    164.1    238.9    272.4    271.4    404.4
Dow Jones Industrials                                                         100.0    124.2    133.4    156.1    163.8    224.0
S&P 500 Composite                                                             100.0    130.3    140.3    154.3    156.3    214.9

     (1) Assumes $100 invested on December 31, 1990 with all subsequent dividends reinvested.
     (2) Closing price of the Corporation's Common Stock, adjusted where applicable for the 3/2 stock split effected in the form of a 50% stock dividend paid October 1, 1992:
       December 31, 1990 - $17.67
       December 31, 1991 - $28.67
       December 31, 1992 - $35.63
       December 31, 1993 - $33.25
       December 31, 1994 - $34.75
       December 31, 1995 - $55.50
                                       13

TRANSACTIONS WITH MANAGEMENT
     The Bank and the Corporation's other financial institution subsidiaries have had, and expect to have in the future, lending transactions in the ordinary course of business with many of their officers and directors and with associates of such persons. All loans included in such transactions during 1995 were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.
       PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     The firm of KPMG Peat Marwick LLP, certified public accountants, has been appointed by the Board of Directors to serve as the Corporation's independent accountants for 1996, and a proposal to ratify that appointment will be introduced at the Annual Meeting. KPMG Peat Marwick LLP has served as independent accountants for the Corporation since its organization as the parent holding company of the Bank during 1983, and previously had served as independent accountants for the Bank since 1975. If shareholders do not approve this proposal, the Board of Directors will reconsider the appointment.
     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.
     In order for Proposal 2 to be approved, the number of votes cast for it must exceed the number of votes cast against it.
     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.
                           PROPOSALS OF SHAREHOLDERS
     It currently is expected that the 1997 Annual Meeting will be held during April 1997. Any proposal of a shareholder which is intended to be presented at the 1997 Annual Meeting must be received by the Corporation at its principal executive office in Durham, North Carolina, not later than November 15, 1996 in order to be included in the Corporation's proxy statement and form of appointment of proxy to be issued in connection with that meeting.
March 13, 1996
                                       14

                (Map with directions to Annual Shareholders Meeting)

*******************************************************************************
                                    APPENDIX
                             THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Leo P. Pylypec, W. Harold Parker, Jr., and Manuel L. Rojas, and each of them, as attorneys and proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as directed below all the shares of common stock of CCB Financial Corporation (the "Corporation") held of record by the undersigned on February 29, 1996 at the Annual Meeting of Shareholders of the Corporation to be held on April 16, 1996 and any adjournments thereof. The undersigned hereby directs that such shares be voted as follows:
CCB                                                                  APPOINTMENT
FINANCIAL                                                            OF
CORPORATION                                                           PROXY
111 Corcoran Street, Post Office Box 931
Durham, North Carolina 27702
[CAPTION]

1. ELECTION OF DIRECTORS:       [ ] For                            [ ] Withhold          [ ] For All Except

NOMINEES: John M. Barnhardt, J. Harper Beall, III, James B. Brame, Jr., Timothy
B. Burnett, W. L. Burns, Jr., Edward S. Holmes, David B. Jordan, Owen G. Kenan, Eugene J. McDonald, Bonnie McElveen-Hunter, Hamilton W. McKay, Jr., M.D., George
J. Morrow, Eric B. Munson, Ernest C. Roessler, Miles J. Smith, Jr., Jimmy K. Stegall, H. Allen Tate, Jr., James L. Williamson, and Dr. Phail Wynn, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee mark "For All Except" and write that nominee's name in the space provided below.

2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK
   LLP AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR
   1996:   [ ] FOR                             [ ] AGAINST           [ ] ABSTAIN

3. OTHER BUSINESS: On such other matters as may
   properly come before the Annual Meeting, the
   proxies are authorized to vote the shares
   represented by this appointment of proxy in
   accordance with their best judgment.
The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" Proposal 2 above, and "FOR" the election of each of the nominees for director as listed in Proposal 1 by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any nominee listed in Proposal 1 becomes unavailable for any reason, the proxies are authorized to vote for a substitute nominee.
Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                               Date:                , 1996

                                               Shareholder sign above

                                               Co-holder (if any) sign above
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY